------------
[TERRA LOGO]                      EXHIBIT 99.1             Terra Industries Inc.
                                  ------------                 600 Fourth Street
                                                                   P.O. Box 6000
                                                       Sioux City, IA 51102-6000
                                                       Telephone: (712) 277-1340
                                                        Telefax:  (712) 277-7383
                                                         www.terraindustries.com
================================================================================
                                      NEWS
================================================================================
For immediate release                                    Contact: Mark Rosenbury
                                                                  (712) 279-8756


              TERRA INDUSTRIES INC. REPORTS SECOND QUARTER RESULTS


Sioux City, Iowa (July 29, 2004)--Terra Industries Inc. (NYSE symbol: TRA) announced today net income of $17.9 million, or $.23 per share, on revenues of $417 million for the second quarter ended June 30, 2004. Terra reported a 2003 second quarter net loss of $31.1 million, or $.41 per share on revenues of $379 million. The 2003 net loss included a $27.0 million loss for "Impairment of long-lived assets" which represented a $53.1 million impairment charge to operating income related to Terra's Blytheville, Ark. facility less $9.9 million allocated to minority interest and $16.2 million of income tax benefit.

For the 2004 first half, Terra posted net income of $36.1 million, or $.46 per share, on revenues of $778 million. The 2004 first half net income included $12.2 million ($17.9 million before tax) from the recovery of product claim costs. The 2003 first half loss, including the $27.0 million impairment loss, was $45.4 million, or $.60 per share, on revenues of $659 million.

Cash from operations, before working capital changes, was $51.5 million in the 2004 second quarter, compared to $17.7 million in the 2003 second quarter. Terra's cash and short-term investments balance was $111 million at June 30, 2004.

The Nitrogen Products business segment recorded revenues of $363 million and operating income of $39.6 million for the quarter, compared with revenues of $316 million and an operating loss of $47.6 million for the 2003 second quarter. For the first half, Nitrogen Products posted revenues of $680 million and operating income of $73.5 million, compared with revenues of $544 million and an operating loss of $61.1 million in 2003. The 2003 results include a $53.1 million impairment charge. The 2004 results include $1.6 million of costs incurred for the permanent closure of the Blytheville facility.

Excluding the effect of the 2003 impairment charge, the $34.1 million improvement in 2004 second quarter Nitrogen Products results over those of the 2003 second quarter, was due to higher product selling prices, partially offset by higher natural gas costs. Ammonia, nitrogen solutions, ammonium nitrate and urea selling prices for the 2004 second quarter were 4, 21, 26 and 3 percent higher, respectively, than 2003 second quarter prices. These higher prices reflect lower ammonia and other nitrogen product supplies and strong demand.

Natural gas unit costs for the quarter, net of about $5.8 million of cost decreases due to forward purchase contracts, were 9 percent higher than in the 2003 second quarter.

Factors that affected Nitrogen Products' first half results were similar to those that affected the second quarter. Ammonia, nitrogen solutions, ammonium nitrate and urea selling prices were 13, 25, 40 and 59 percent higher, respectively, than in 2003. Natural gas unit costs, net of about $12.6 million of cost reductions realized from forward purchase contracts, increased 8 percent.

The Methanol business segment reported 2004 second quarter revenues of $54 million and an operating loss of $.9 million, compared with revenues of $63 million and operating income of $3.1 million in the 2003 second quarter. This decline was due to lower sales volumes and selling prices, and higher natural gas costs. Methanol's second quarter natural gas unit costs increased 11 percent.

Methanol's 2004 first half operating loss of $3.0 million compared to operating income of $4.7 million in the 2003 first half was due to lower sales volumes and selling prices, and higher natural gas costs which increased 4 percent.

Terra's forward purchase contracts at June 30, 2004, fixed prices for 22 percent of its next 12 months' natural gas needs at about $1 million below the published forward market prices at that date.

"Nitrogen products demand and selling prices in key Terra market areas were strong this quarter," said Michael L. Bennett, Terra's President and CEO. "Those same factors continue to look strong as we start the 2004-05 fertilizer year. We attribute the current environment to very low industry-wide nitrogen inventories and low global grain inventories; nonetheless, nitrogen markets and profits have been unpredictable. Nitrogen margins will continue to be pressured if natural gas costs remain at current high levels."

Terra management will conduct a conference call to discuss these second quarter results on July 29, 2004 beginning at 3:00 EDT. A live webcast of the conference call will be available from Terra's web site at www.terraindustries.com, and will be archived for playback for three months.

Terra Industries Inc., with 2003 revenues of $1.4 billion, is a leading international producer of nitrogen products.

This news release may contain forward-looking statements, which involve inherent risks and uncertainties. Statements that are not historical facts, including statements about Terra Industries Inc.'s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements is set forth in Terra Industries Inc.'s most recent report on Form 10-K and Terra Industries Inc.'s other documents on file with the Securities and Exchange Commission. Terra Industries Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                      # # #

Note: Terra Industries' news announcements are also available on its web site, www.terraindustries.com.

                                 (Tables follow)

                                          TERRA INDUSTRIES INC.
                                    SUMMARIZED RESULTS OF OPERATIONS
                                               (unaudited)



                                                  Three Months Ended         Six Months Ended
                                                        June 30,                  June 30,
                                               ----------------------    ----------------------
(in thousands except per-unit amounts)            2004         2003          2004        2003
                                               ---------    ---------    ---------    ---------

REVENUES
     Nitrogen products                         $ 362,518    $ 315,744    $ 680,075    $ 544,285
     Methanol                                     53,746       62,853       96,650      113,967
     Other, net of intercompany eliminations         504          348        1,072          836
                                               ---------    ---------    ---------    ---------
                                               $ 416,768    $ 378,945    $ 777,797    $ 659,088
                                               =========    =========    =========    =========

OPERATING INCOME (LOSS)
     Nitrogen products                         $  39,623    $ (47,554)   $  73,527    $ (61,112)
     Methanol                                       (924)       3,109       (2,970)       4,742
     Recovery of product claim costs               2,389         --         17,903         --
     Other expense--net                           (1,804)      (1,465)      (3,589)      (2,798)
                                               ---------    ---------    ---------    ---------
                                                  39,284      (45,910)      84,871      (59,168)

     Interest income                                 612          192          989          381
     Interest expense                            (13,440)     (15,283)     (26,941)     (27,835)
     Minority interest                            (3,566)      10,950       (6,499)      12,668
     Income tax (provision) benefit               (5,025)      18,960      (16,325)      28,521
                                               ---------    ---------    ---------    ---------
Net income (loss)                              $  17,865    $ (31,091)   $  36,095    $ (45,433)
                                               =========    =========    =========    =========


DILUTED INCOME (LOSS) PER SHARE                $    0.23    $   (0.41)   $    0.46    $   (0.60)
                                               =========    =========    =========    =========

Basic and diluted weighted average
shares outstanding
     Basic                                        75,898       75,715       75,769       75,539
     Diluted                                      77,879       75,715       77,663       75,539




Because of the seasonal nature and effects of weather-related conditions in several of Terra's marketing areas, results of operations for any single reporting period should not be considered indicative of results for a full year.


                                              TERRA INDUSTRIES INC.
                                          SUMMARIZED FINANCIAL POSITION
                                                 (in thousands)
                                                   (unaudited)



                                                                              June 30,
                                                          --------------------------------------------
                                                               2004                           2003
                                                          -------------                 --------------

ASSETS
Cash and short-term investments                           $     110,944                 $      12,368
Accounts receivable                                             129,414                       123,852
Inventories                                                      90,015                        96,501
Other current assets                                             36,739                        21,463
                                                          -------------                 --------------
     Total current assets                                       367,112                       254,184
Property, plant and equipment, net                              677,268                       725,297
Deferred plant turnaround costs                                  22,313                        32,006
Other assets                                                     25,132                        36,023
                                                          -------------                 --------------
     Total assets                                         $   1,091,825                 $   1,047,510
                                                          =============                 ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Debt due within one year                                  $         157                 $         149
Other current liabilities                                       149,737                       160,631
                                                          -------------                 --------------
     Total current liabilities                                  149,894                       160,780
                                                          -------------                 --------------

Long-term debt and capital lease obligations                    402,123                       437,031
Deferred income taxes                                            31,436                        32,457
Other liabilities                                               116,235                       109,750
Minority interest                                                93,255                        85,011
                                                          -------------                 --------------
     Total liabilities and minority interest                    792,943                       825,029

Stockholders' Equity                                            298,882                       222,481
                                                          -------------                 --------------
     Total liabilities and stockholders' equity           $   1,091,825                 $   1,047,510
                                                          =============                 ==============


                                                         TERRA INDUSTRIES INC.
                                                         SUMMARIZED CASH FLOWS
                                                            (in thousands)
                                                              (unaudited)



                                                         Three Months Ended                  Six Months Ended
                                                              June 30,                           June 30,
                                                   ------------------------------     ------------------------------
                                                        2004             2003             2004             2003
                                                   -----------       ------------     -----------       ------------

Income (Loss) from operations                      $    17,865       $   (31,091)     $    36,095       $   (45,443)
Non-cash charges and credits:
     Impairment of long-lived assets                        --            53,091               --            53,091
     Depreciation and amortization                      24,906            27,931           50,484            55,548
     Deferred income taxes                               5,203           (21,301)          16,526           (33,144)
     Minority interest in earnings (loss)                3,566           (10,950)           6,499           (12,668)
     Recovery of product claim costs                        --                --          (12,874)               --
Change in current assets and liabilities               (95,806)          (37,760)         (65,188)          (63,875)
                                                   -----------       ------------     -----------       ------------
     Net cash flows from operating activities          (44,266)          (20,080)          31,542           (46,481)
Purchase of property, plant and equipment               (2,350)           (2,283)          (3,425)           (5,861)
Plant turnaround costs                                    (669)           (8,003)            (819)          (20,321)
Debt borrowings (repayments)                               (38)           36,714              (79)           36,679
Deferred financing costs                                    --            (8,138)              --            (8,138)
Distributions to minority interests                     (1,153)           (1,153)          (2,306)           (1,153)
Other                                                     (672)              353           (1,303)             (836)
Increase (Decrease) in cash and
     short-term investments                            (49,148)           (2,590)          23,610           (46,111)
Cash and short-term investments at                 -----------       ------------     -----------       ------------
     beginning of period                               160,092            14,958           87,334            58,479

Cash and short-term investments at                 -----------       ------------     -----------       ------------
     end of period                                 $   110,944       $    12,368      $   110,944       $    12,368
                                                   ===========       ============     ===========       ============


                                                         TERRA INDUSTRIES INC.
                                                        SUMMARIZED INFORMATION
                                                            (in thousands)


                                                         Three Months Ended                  Six Months Ended
                                                              June 30,                           June 30,
                                                   -----------------------------      -----------------------------
                                                        2004             2003             2004             2003
                                                   -----------       -----------      -----------       -----------

OTHER FINANCIAL DATA
     Cost of sales                                 $   370,578       $   362,031      $   694,225       $   646,105
     (includes depreciation and amortization)
     Selling, general & administrative expense           9,255             9,733           16,604            19,060
     (includes depreciation and amortization)
     Impairment of long-lived assets                        --            53,091               --            53,091

VOLUMES AND PRICES
                                                                        Three months Ended June 30,
                                                        ------------------------------------------------------------
                                                                   2004                           2003
                                                        ---------------------------        -------------------------
                                                         Sales           Average            Sales        Average
                                                        Volumes        Unit Price(1)       Volumes     Unit Price(1)
                                                        -------        -------------       -------     -------------
Ammonia (tons)                                             452           $   248              400        $  238
Nitrogen solutions (tons)                                1,108               126            1,093           104
Urea (tons)                                                135               183              172           178
Ammonium nitrate (tons)                                    176               173              169           137
Methanol (gallons)                                      74,766              0.70           82,174          0.77

NATURAL GAS COSTS(2)
North America                                                       $5.67                         $5.36
United Kingdom                                                      $3.81                         $2.91

                                                                         Six months Ended June 30,
                                                        ------------------------------------------------------------
                                                                   2004                           2003
                                                        ---------------------------        -------------------------
                                                         Sales           Average            Sales        Average
                                                        Volumes        Unit Price(1)       Volumes     Unit Price(1)
                                                        -------        -------------       -------     -------------
Ammonia (tons)                                             763           $   257              678        $  227
Nitrogen solutions (tons)                                1,983               120            1,848            96
Urea (tons)                                                292               186              324           117
Ammonium nitrate (tons)                                    424               182              417           130
Methanol (gallons)                                     138,672              0.67          149,679          0.76

NATURAL GAS COSTS(2)
North America                                                       $5.52                         $5.35
United Kingdom                                                      $4.29                         $3.18

(1)  After deducting outbound freight costs

(2)  Per MMBtu. Includes all transportation and other logistical costs and any gains or losses on financial derivatives related to natural gas purchases.


Because of the seasonal nature and effects of weather-related conditions in several of its marketing areas, results of operations for any single reporting period should not be considered indicative of results for a full year.